UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2007

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 29, 2007, PMC-Sierra, Inc. (the “Registrant”) issued a press release that included an update to Registrant’s business outlook for the first quarter ending April 1, 2007. A copy of this press release is being furnished as Exhibit 99.1 to this report.

Item 2.05	Costs Associated with Exit or Disposal Activities

(a) On March 29, 2007, the Registrant issued a press release announcing a cost reduction initiative including a corporate restructuring plan (the “Plan”). A copy of the press release is furnished as Exhibit 99.1 to this report.

The Registrant’s decision to initiate cost reduction and restructuring activities is part of its on-going effort to improve its corporate operating performance and boost productivity across the organization. The Plan includes a work force reduction of approximately 175 positions across the organization and closure of PMC’s R&D centers in Winnipeg, Manitoba and Saskatoon, Saskatchewan. The Plan will begin immediately and is expected to be substantially complete by the end of the third quarter of 2007. The full benefits of the Plan should be reflected in the financials by the fourth quarter of 2007.

(b) The estimated amount expected to be incurred by the Registrant in connection with the Plan for one-time termination benefits is approximately $9 million. The estimated amount expected to be incurred by the Registrant in connection with the Plan for asset impairment is approximately $1.5 million. The estimated amount of contract termination costs is approximately $3 million.

(c) The total estimated range of charges expected to be incurred by the Registrant in connection with the Plan is approximately $12 million to $14 million. Of this amount, approximately $7.5 million to $8 million is anticipated to be incurred by the end of the first quarter.

(d) The estimated amount of the charge that will result in cash expenditures is approximately up to $12 million.

Item 9.01	Financial Statements and Exhibits:

(d) Exhibits

Exhibit No.	Description
99.1	Press release of PMC-Sierra, Inc. dated March 29, 2007 announcing corporate restructuring activities and providing an update on the business outlook for the first quarter ending April 1, 2007 (furnished and not filed herewith solely pursuant to Item 2.02 and 2.05)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Michael W. Zellner
Michael W. Zellner
Vice President Chief Financial Officer

Date: March 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of PMC-Sierra, Inc. dated March 29, 2007 announcing corporate restructuring activities and providing an update on the business outlook for the first quarter ending April 1, 2007 (furnished and not filed herewith solely pursuant to Item 2.02 and 2.05)